SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549
              _______________________________________

                            FORM 8-K
                           CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934
          Date of Report (date of earliest event reported):
                          February 26, 1997

                    THE FAIRCHILD CORPORATION
      ---------------------------------------------------
     (Exact name of registrant as specified in its charter)

                   Delaware             1-6560
        ------------------------   -----------------------
         (State of Incorporation)  (Commission File Number)

                              34-0728587
                ------------------------------------
               (I.R.S. Employer Identification No.)


             Washington Dulles International Airport
              300 West Service Road, P.O. Box 10803
                    Chantilly, Virginia 20153
            -------------------------------------------------
        (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  703-478-5800






















ITEM 5.  OTHER EVENTS

On February 27, 1997, The Fairchild Corporation (the "Corporation") announced: (1) that as of February 26, 1997 the Corporation (as purchaser) and Mines de Kali Sainte-Therese S.A. ("KST") (as seller) completed a transaction pursuant to which the Corporation acquired from KST common shares and convertible debt representing, on a fully diluted basis, 84.2% of Simmonds S.A., and (ii) that the Corporation initiated a tender for the remaining shares and convertible debt of Simmonds S.A. held by the public. Assuming the successful conclusion of the tender, the total cash consideration for the acquisition of Simmonds S.A. will be approximately $25 million, along with the assumption of approximately $33 million in debt.

Additional information is indicated in the Corporation's press release issued on February 27, 1997, which is included herein as
Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     99.1     Press Release of The Fairchild Corporation, dated
              February 27, 1997, announcing completion of acquisition of Simmonds, S.A. Shares

                            SIGNATURE

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 27, 1997

                         THE FAIRCHILD CORPORATION


                         By:  /s/ JOHN L. FLYNN
                              ____________________
                              John L. Flynn
                              Senior Vice President












Exhibit 99.1
Press Release dated February 27, 1997

The Fairchild Corporation Completes Acquisition of Simmonds S.A.
Shares; Fairchild Fastener Unit Poised for Market Growth

CHANTILLY, VA, February 27, 1997 -- Taking a major step toward expanding its leading market position in the aerospace fastener industry, The Fairchild Corporation (NYSE: FA) announced today that its Fairchild Fasteners division has completed the acquisition of common shares and convertible notes representing, on a fully diluted basis, 84.2% of Simmonds S.A. from Mines de Kali Sainte-Therese S.A.

Fairchild also announced its intent to tender immediately for the remaining shares and convertible debt of Simmonds S.A. held by the public. Assuming the successful conclusion of the tender, the total cash consideration will be approximately $25 million, along with the assumption of approximately $33 million in debt.

Simmonds S.A. is a leading European manufacturer and distributor of aerospace and industrial, including automotive, fastening systems, with three facilities located in France and one in Portugal. For the year ended September 30, 1996, Simmonds' consolidated revenues were approximately $60 million, of which 57% were aerospace products and 43% were industrial fasteners. The company derives over 75% of its revenues from customers located in France.

"Through this acquisition, we have improved our competitive market position by increasing manufacturing capacity to take better advantage of the surging demand for fastener products on both sides of the Atlantic" said Dr. Eric Steiner, President of Fairchild Fasteners and Chief Operating Officer of The Fairchild Corporation.

"With essentially no overlap in products manufactured or geographic markets served, this acquisition will benefit both companies' customers by expanding the range and breadth of the products available from a single supplier whose primary focus is on quality and customer service, Dr. Steiner added, "In addition, the joining of Simmonds" strong business base in France with our existing industrial business will result in exciting new synergies as well as the achieving of critical mass in the engineered and specialty segment of the industrial fasteners industry," Dr. Steiner concluded.' "This acquisition, along with recent acquisitions by our Banner Aerospace, Inc. subsidiary (NYSE: BAR), highlights our focus on both internal and external growth of our aerospace business," noted Jeffrey J. Steiner, Chairman and Chief Executive Officer of The Fairchild Corporation. "It will also expand our market reach by offering customers a global manufacturing presence to meet their regional needs."

The Fairchild Corporation is a leading worldwide aerospace fastener manufacturer, parts distributor and semiconductor process equipment company. It also has a significant equity interest in the telecommunications services and systems business.